Exhibit 99.1

   Vesta Insurance Provides Preliminary Loss Estimate From Hurricane Frances

      BIRMINGHAM, Ala., Sept. 7 /PRNewswire-FirstCall/ -- Vesta Insurance Group, Inc. (NYSE: VTA) announced today that its Florida Select subsidiary expects to incur losses between $5.0 and $10.0 million, net of reinsurance, from Hurricane Frances.

      In addition, the Company has affirmed its loss estimate from Hurricane Charley and continues to expect losses between $10.0 and $13.5 million, net of reinsurance. Vesta also stated that its reinsurance coverage from the Florida Hurricane Catastrophe Fund remains virtually intact and that it has not materially penetrated its property catastrophe excess of loss reinsurance program. The Company remains in a solid position to withstand additional hurricanes this season.

      Vesta currently estimates that the gross loss, before reinsurance, is approximately $25.0 to $35.0 million from Hurricane Charley and $10.0 to $20.0 million from Hurricane Frances.

      Vesta management will host a conference call on Wednesday, September 8, 2004 at 11:00 a.m. EST to discuss this press release. The conference call number is 800-811-8830 (International: 913-981-4904). The passcode is 830433. The conference call will also be simultaneously webcast live online through Vesta's corporate website, http://www.vesta.com and http://phx.corporate-ir.net/playerlink.zhtml?c=72257&s=wm&e=939799 .

      About Vesta Insurance Group, Inc.

      Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

      This news release contains statements concerning management's current estimates of losses from Hurricane Charley and Hurricane Frances. These statements are only predictions and should be considered "forward-looking statements" under applicable securities laws. You should be aware that the ultimate actual losses from these hurricanes may differ materially from those reflected in these forward-looking statements.

SOURCE  Vesta Insurance Group, Inc.
    -0-                             09/07/2004
    /CONTACT: Charles R. Lambert, Vice President - Investor Relations of Vesta Insurance Group, Inc., +1-205-970-7030, or CLambert@vesta.com/
    /Web site:  http://www.vesta.com/
    (VTA)

CO: Vesta Insurance Group, Inc.; Florida Select; Florida Hurricane Catastrophe Fund
ST:  Alabama, Florida
IN:  FIN INS
SU:  CCA